Transition Agreement Employee’s Initials __JE_______ Page 1 of 3 TRANSITION AGREEMENT AND GENERAL RELEASE This Transition Agreement and General Release (“Agreement”) is between James Endrizzi (“Employee”), Washington Federal Bank dba WaFd Bank (the “Bank”) and WaFd, Inc. (the Bank and WaFd., Inc. are collectively referred to as the “Company”). Employee and the Company are collectively referred to as the “Parties”. • Employee is the Company’s Executive Vice President and Chief Commercial Banker. • Company and Employee have determined it is in the best interests of the Parties for Employee to voluntarily transition to the non-executive role with the Company (the “Transition”). • Employee wishes to continue his employment with the Company and Company wishes to retain Employee in a non-executive role with different responsibilities. • Both Employee and the Company desire to resolve all matters, known or unknown, arising out of the Transition according to the terms, conditions and consideration included in the Agreement. • This Agreement is dated January 16, 2025. Agreement Now, therefore, in consideration of the mutual promises, obligations, covenants and benefits herein contained, and intending to be legally bound by the terms of this Agreement, the Parties agree as follows: 1.1 Recitals. The Recitals set forth above are true and correct, incorporated as part of this Agreement, and shall be binding on the Parties upon mutual execution of this Agreement. 1.2. Transition. The Parties have agreed that Employee will transition to a new non-executive role of Senior Vice President and Senior Managing Director of Commercial Real Estate Banking for Utah and Idaho, (the “Position”) effective January 16, 2024 (the “Transition Date”). The terms of Employee’s employment in the Position, including compensation and benefits, will be set forth in a separate offer of employment letter delivered to Employee by Company. 1.3. Supplemental Executive Retirement Plan (“SERP”). For so long as Employee remains in the Position or is otherwise employed by the Company, Employee shall remain a participant in the Company’s SERP subject to the terms and conditions of the SERP plan document in effect as of the effective date of this Agreement. 1.4. Forfeiture of Unvested Stock. Employee will forfeit 15,191 shares of unvested Company restricted stock and 22,652 shares of unvested restricted performance stock grants. 1.5. Cancellation of Change in Control Agreement. Effective January 16, 2025, the Parties agree to mutually terminate and cancel Employee’s Change in Control Agreement with the Company, which will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate. Employee acknowledges and agrees that neither the Transition nor the Position do not

Transition Agreement Employee’s Initials __JE_______ Page 2 of 3 constitute a termination for “Good Reason” or a termination without “Cause” and/or any other term with any similar meaning or import under the Employee’s Change in Control Agreement. 1.6. Cancellation of Indemnification Agreements. Effective, January 16, 2025, the Parties agree to mutually terminate and cancel the Indemnification Agreements between the Employee and the Company, which will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate. 1.7. Employee’s Waiver and General Release. (a) Employee hereby releases and forever discharges any and all of the “Released Parties” (defined below) from any and all claims of any kind, known or unknown, which arose on or before the date that he signed the Agreement, to the fullest extent allowed by law, including, without limitation, claims for: • wrongful termination or constructive discharge, including claims based on violation of public policy or an implied covenant of good faith and fair dealing; promissory estoppel or detrimental reliance; breach of fiduciary duty; breach of agreements, representations, policies or practices related to Employee’s relationship with any Released Party or based on any legal obligation owed by any Released Party; • violation of federal, state, or local laws, ordinances, or executive orders prohibiting discrimination, harassment or retaliation, or requiring accommodation, on the basis of any legally protected characteristic or activity; • compensation of any kind whatsoever, including, but not limited to, claims for salary, wages, overtime, bonuses, commissions, incentive compensation, severance, sick or other leave, vacation, or other paid time off; • monetary or equitable relief; • violations of all federal, state and local laws. (b) “Released Party” or “Released Parties” means Washington Federal Bank, dba WaFd Bank, and WaFd, Inc., any partnerships or joint ventures of such entities; the benefit plans of each such entities; and with respect to each such entity, all past, present and future employees, managers, supervisors, fiduciaries, directors, trustees, officers, owners, shareholders, partners, members, representatives, agents, contractors, attorneys, successors, assigns, insurers, whether acting in their individual or official capacities, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this paragraph; and with respect to each such entity and individual, all predecessors, successors and assigns. 1.8. Non-Admission. This Agreement shall not be construed as an admission by Employee or any Released Party of any liability, breach of any agreement, or violation of any statute, law, or regulation, nor shall it be construed as an admission of any deficient performance or breach of any professional obligation. 1.9. Governing Law. The Agreement is governed by the laws of the State of Idaho, without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter.

Transition Agreement Employee’s Initials __JE_______ Page 3 of 3 1.10. Headings Not Controlling. The headings in the Agreement are for convenience only and shall not affect the meaning of the terms as set out in the text. 1.11. Attorney’s Fees. In any dispute involving the Agreement, each Party shall be responsible for their own attorney’s fees and costs. 1.12 Severability. It is further understood and agreed that if any of the provisions of the Agreement are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable. 1.13. Complete Agreement. This Agreement represents and contains the entire understanding between the Parties in connection with the subject matter of this Agreement. It is expressly acknowledged and recognized by all Parties that there are no oral or written collateral agreements, understandings or representations between the Parties other than as contained in this document. Any modifications to the Agreement must be in writing and signed by both Parties to be effective. 1.14. Counterparts & E-Signature. This Agreement may be executed in one or more counterparts, each of which is deemed an original and equally admissible in evidence. All counterparts may be consolidated into one agreement, binding on all parties. If any party is signing this document electronically via DocuSign, or other mutually secure document-signing software, the Parties agree that each such electronic signature is intended to have the same force and effect as if it was hand-written and signed in ink. Agreed by: WASHINGTON FEDERAL BANK; WAFD, INC. /s/ Brent Beardall Brent J. Beardall President & CEO Date: 1/16/2025 EMPLOYEE /s/ James Endrizzi James Endrizzi Date: 1/16/2025